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Exhibit 11.  Computation re earnings per share
                (dollars in thousands, except per share amounts)

                        -----------------------------------------------------------------------------------------------------------
                                           Three Months Ended,                                     Nine Months Ended,
                        -----------------------------------------------------------------------------------------------------------
                           September 30, 1999          September 30, 1998         September 30, 1999            September 30, 1998
                        ---------------------------- -------------------------- -------------------------  -----------------------
                                 Weighted    Per              Weighted    Per          Weighted    Per            Weighted     Per
                                 Average    Share             Average    Share         Average    Share           Average     Share
                        Income    Shares    Amount   Income   Shares     Amount Income Shares     Amount  Income   Shares     Amount
                       -------- ---------  -------- -------- ---------- ------- ------ ---------  ------- ------ ---------   -------

Basic Earnings per
   Common Share
Income available to
   common shareholders $2,705     7,043      $0.38    $2,547    7,186    $0.35  $7,469   7,148     $1.04 $5,952    7,197     $0.83
                                           ========                     =======                   ======                    ========

Effect of Dilutive Shares
Options issued to
   management               -        39                    -       59                -      35                -       91
                       --------- ---------           -------- ---------         ------ ---------          ------ ---------

Diluted Earnings per
   Common Share        $2,705     7,082      $0.38    $2,547    7,245    $0.35  $7,469   7,183     $1.04 $5,952    7,288     $0.82
                       ========= =========  ======== ========= ======== ======= ====== =========  ======= ====== =========== =======

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